UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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385 EAST COLORADO BOULEVARD SUITE 299 PASADENA, CA 91101 TEL: 626-578-0777 FAX: 626-578-0770

April 23, 2007

Dear Stockholder:

You are invited to attend the 2007 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc. (the “Company”) to be held on Wednesday, May 23, 2007 at the Ojai Valley Inn & Spa Resort, Anacapa Ballroom, 905 Country Club Road, Ojai, California, at 11:00 a.m. local time.

At this year’s meeting you will be asked to elect seven directors and consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2007. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

Your Board of Directors unanimously believes that election of its nominees for directors and ratification of its selection of independent registered public accountants are in the best interests of the Company and its stockholders, and, accordingly, recommends a vote FOR election of the nominees for directors and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants.

In addition to the formal business to be transacted, management will report on the progress of our business and respond to comments and questions of general interest to stockholders.

We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, however, it is important that your shares be represented and voted. You may vote your shares by completing the accompanying proxy card or giving your proxy authorization via telephone or the Internet. Please read the instructions on the accompanying proxy card for details on giving your proxy authorization via telephone or the Internet.

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING YOUR PROXY AUTHORIZATION VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Jerry M. Sudarsky Chairman of the Board

ALEXANDRIA REAL ESTATE EQUITIES, INC.

385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Wednesday, May 23, 2007

To the Stockholders of Alexandria Real Estate Equities, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, May 23, 2007 at the Ojai Valley Inn & Spa Resort, Anacapa Ballroom, 905 Country Club Road, Ojai, California, at 11:00 a.m. local time. At the annual meeting, stockholders will be asked:

1.                To elect seven directors to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified.

2.                To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2007.

3.                To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof and may properly be voted upon.

The Board of Directors of the Company has fixed the close of business on March 30, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. Stockholders of record as of the close of business on March 30, 2007, the record date, will be admitted to the annual meeting upon presentation of identification. Stockholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will be admitted to the annual meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you own shares of the Company’s common stock beneficially and want to vote in person at the annual meeting, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker’s proxy and bring it to the annual meeting in order to vote.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING PROXY AUTHORIZATION VIA TELEPHONE OR THE INTERNET) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU OWN SHARES OF THE COMPANY’S COMMON STOCK BENEFICIALLY AND WANT TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU SHOULD CONTACT YOUR BROKER OR APPLICABLE AGENT IN WHOSE NAME THE SHARES ARE REGISTERED TO OBTAIN A BROKER’S PROXY AND BRING IT TO THE ANNUAL MEETING IN ORDER TO VOTE.

By Order of the Board of Directors

Peter J. Nelson Secretary

Pasadena, California
April 23, 2007

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Wednesday, May 23, 2007

General

This Proxy Statement is provided to the stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 23, 2007 at the Ojai Valley Inn & Spa Resort,  Anacapa Ballroom, 905 Country Club Road, Ojai, California, at 11:00 a.m. local time, and any and all adjournments or postponements thereof. The Board of Directors knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 23, 2007.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, fax, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged The Altman Group, Inc., a firm specializing in proxy solicitation, to solicit proxies and assist in the distribution and collection of proxy material for an estimated fee of approximately $15,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”).

Voting Procedures

Only those holders of Common Stock of record as of the close of business on March 30, 2007, the record date, will be entitled to notice of and to vote at the annual meeting. A total of 29,471,621 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will be necessary to constitute a quorum to transact business at the annual meeting. Abstentions will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, directors will be elected by a plurality of the votes cast and a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants. Abstentions will have no effect on the ratification of the appointment of Ernst & Young LLP. It is expected that brokers will have discretionary power to vote on each of the proposals.

Shares represented by properly executed proxies in the form enclosed, or authorized by telephone or the Internet in accordance with instructions on such form, that are timely received by the Secretary of the

Company and not revoked will be voted as specified on the proxy. If no specification is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the seven nominees for director named in this proxy statement and FOR ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies in their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to exercise.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is exercised. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy by telephone or the Internet in accordance with the instructions on the attached form, or by voting in person at the annual meeting.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Stockholders will be asked at the annual meeting to elect seven directors, who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

Stockholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD on the proxy card, or (ii) any one or more of the individual nominees, by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

The following seven persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Joel S. Marcus, James H. Richardson, John L. Atkins, III, Richard B. Jennings, Richard H. Klein, Martin A. Simonetti and Alan G. Walton. All of the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote

A plurality of the votes cast at the annual meeting is required for the election of directors.

The Board of Directors unanimously recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning the Board of Directors and executive officers of the Company as of the record date for the annual meeting. Each of the directors, except Messrs. Sudarsky and Wolf, are nominees for election to the Board of Directors.

Name	Age	Position
Jerry M. Sudarsky	88	Chairman of the Board
Joel S. Marcus	59	Chief Executive Officer and Director
James H. Richardson	47	President and Director
Dean A. Shigenaga	40	Chief Financial Officer
John L. Atkins, III	63	Director
Richard B. Jennings	63	Director
Richard H. Klein	51	Director
Martin A. Simonetti	49	Director
Alan G. Walton	70	Director
Richmond A. Wolf	36	Director

Jerry M. Sudarsky was a founder and has served as the Chairman of the Board of Directors since the Company’s inception in 1994. He served as the Chief Executive Officer from inception to March 1997. From 1986 to 1994, Mr. Sudarsky served as Vice Chairman of Jacobs Engineering Group, Inc., an engineering and construction firm. Mr. Sudarsky has extensive experience in the design, engineering, construction and operation of commercial properties. In 1946, Mr. Sudarsky founded Bioferm Corp., a company that pioneered the production of Vitamin B12 and the first commercial bio-insecticide products, where he served until 1965. In 1967, Mr. Sudarsky founded and became Chairman of Israel Chemicals, where he served until 1972.

Joel S. Marcus has been Chief Executive Officer since March 1997 and has served as a director since the Company’s inception in 1994. Mr. Marcus was previously Vice Chairman and Chief Operating Officer from inception to his appointment as Chief Executive Officer. He was Secretary from inception to April 1997. From 1986 to 1994, Mr. Marcus was a partner at the law firm of Brobeck, Phleger & Harrison LLP (including a predecessor firm), specializing in corporate finance and capital markets, venture capital and mergers and acquisitions in the biopharmaceutical industry. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture which financed the development of, and owned patents to, two multi-billion dollar genetically-engineered biopharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant specializing in the financing and taxation of real estate. He received his undergraduate and Juris Doctor degrees from the University of California at Los Angeles. He is a member of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles—Real Estate).

James H. Richardson has been President since August 1998 and has served as a director since March 1999. Mr. Richardson previously served as Executive Vice President from January 1998 to August 1998 and as Senior Vice President from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly 15 years at CB Richard Ellis, Inc., a full-service provider of commercial real estate services. From March 1996 to August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis. From December 1982 to March 1996, he was a top producing professional in CB Richard Ellis’ brokerage operations group. During his time at CB Richard Ellis, Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

Dean A. Shigenaga has been Vice President and Chief Financial Officer since December 2004, Vice President and Acting Chief Financial Officer from August 2004 to December 2004, Vice President from July 2002 to August 2004 and Assistant Vice President from December 2000 to July 2002. Prior to joining the Company, Mr. Shigenaga was an Assurance and Advisory Business Services Manager in Ernst & Young LLP’s Real Estate Practice. In his role at Ernst & Young LLP, from 1993 through 2000, Mr. Shigenaga provided assurance and advisory services to several publicly traded Real Estate Investment Trusts (“REITs”), over a dozen private real estate companies and many other public and private companies. In addition to providing audit and attestation services, Mr. Shigenaga assisted clients with services related to initial public offerings, follow-on offerings, debt offerings and technical research. Mr. Shigenaga is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Shigenaga received his Bachelor of Science degree in Accounting from the University of Southern California.

John L. Atkins, III has served as a director since March 2007. Mr. Atkins is Chairman and Chief Executive Officer of O’Brien/Atkins Associates, PA, a multidisciplinary design services firm that he co-founded in Research Triangle Park, North Carolina in 1975. Named to the North Carolina Board of Architecture in 1978, Mr. Atkins served as Secretary-Treasurer, Vice President and two terms as President, before being named Emeritus Member in 1988. Mr. Atkins was elevated in 1991 to the American Institute of Architects’ College of Fellows, an honor only five percent of architects receive. Mr. Atkins serves as director, executive committee member and treasurer of the North Carolina Biotechnology Center. He also serves as director of the North Carolina Railroad Company. Mr. Atkins is a licensed architect. In 2005, Mr. Atkins was awarded the American Institute of Architects-North Carolina Chapter’s F. Carter Williams Gold Medal, the Chapter’s highest individual honor, in recognition of his distinguished career, and was named the 2005 College of Design’s Distinguished Alumnus by North Carolina State University. In 2003, Mr. Atkins also received the Watauga Medal, the highest nonacademic honor bestowed by North Carolina State University in honor of individuals who have made significant contributions to the university’s advancement. Mr. Atkins holds a Bachelor of Architecture from North Carolina State University and a Master of Regional Planning from the University of North Carolina at Chapel Hill.

Richard B. Jennings has served as a director since May 1998. Mr. Jennings is President of Realty Capital International Inc. and Realty Capital International LLC, real estate investment banking firms that he founded in 1991 and 1999, respectively. Mr. Jennings was President of Jennings Securities LLC and its predecessor from 1995 through October 2006. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as a director of National Retail Properties, Inc. and of Cogdell Spencer, Inc. He is a New York real estate broker. Mr. Jennings has a Bachelor of Arts degree in Economics, Phi Beta Kappa and magna cum laude, from Yale University, and a Master of Business Administration degree from Harvard Business School.

Richard H. Klein has served as a director since December 2003. Mr. Klein has a diverse 26-year background as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PriceWaterhouseCoopers LLP. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice and the Public Relations and Practice Development Department. After leaving Ernst & Young LLP, Mr. Klein was Senior Vice President and Chief Financial Officer of Environmental Industries, Inc., a large privately held landscape contractor and maintenance company. Subsequently,

Mr. Klein served as Executive Vice President and Chief Financial Officer of General Connect LLC, a startup company created to provide new financing opportunities for residential real estate developers and telecommunication service providers. In 2003, Mr. Klein founded and currently serves as Chief Executive Officer of Chefmakers Cooking Academy LLC, which provides culinary education services and sales of high end retail products and services oriented to the home chef. Mr. Klein is a certified public accountant in the State of California. Mr. Klein received his Bachelor of Science Degree in Accounting and Finance from the University of Southern California.

Martin A. Simonetti has served as a director since December 2005. Mr. Simonetti has been President, Chief Executive Officer and a director of VLST Corporation (“VLST”) since November 2005. From 1999 to 2005, Mr. Simonetti was employed at Dendreon Corporation, most recently serving as Chief Financial Officer, Senior Vice President Finance and Treasurer. From 1991 to 1998, he was employed at Amgen Inc., serving as Vice President Operations and Finance of Amgen BioPharma and its Director of Colorado Operations. From 1984 to 1991, he worked at Genentech, Inc., first as a scientist in its Medicinal and Analytical Chemistry Department and later as a financial analyst and group controller. Mr. Simonetti also serves on the board of directors of Icagen, Inc. (Nasdaq: ICGN) based in Durham, North Carolina. He is also a member of the Dean’s executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. from the University of California, Davis and an M.B.A. from the University of Santa Clara.

Alan G. Walton has served as a director since September 1998. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co. Dr. Walton serves on the board of directors of Acadia Pharmaceuticals, Inc., Advanced Cell Technology, Inc. and Avalon Pharmaceuticals, Inc. He previously has served as the Chairman of the Board of Directors or as a Director for numerous private and public biotechnology companies, including Human Genome Sciences, Inc. and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical College from 1961 to 1981 and a member of President Carter’s Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry and a D.Sc. in Biological Chemistry from the University of Nottingham. He has published over 130 books and scientific papers. In 2005, he received an honorary LLD degree from the University of Nottingham in recognition of his lifetime achievement in life sciences, and in 2007, he was appointed Distinguished Adjunct University Professor at Case Western Reserve University.

Richmond A. Wolf has served as a director since February 2004. In January 2006, he joined the Capital Group Companies as an investment analyst. Prior to joining the Capital Group Companies, Dr. Wolf served in various positions at the California Institute of Technology (CalTech), a non-profit university that also manages the Jet Propulsion Laboratory (JPL) for the National Aeronautics and Space Administration (NASA). Dr. Wolf has served as CalTech’s Director of the Office of Technology Transfer. In this role, he assessed the commercial and technical merit of technologies developed at CalTech and JPL, and managed the operations of the intellectual property portfolio, which includes over 2,000 issued and pending patents. Dr. Wolf has substantial experience in technology licensing transactions in numerous fields, including molecular biology, medical devices, semiconductors and telecommunications. He has been an observer to the board of directors of several companies, and he has served as a director of Arxceo, Inc. and as the chairman of the scientific advisory board of Arrowhead Research. Dr. Wolf is a graduate of Princeton University, cum laude, received a Ph.D. from CalTech and is a registered patent agent.

Director Independence

The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Marcus (who is our Chief Executive Officer) and Mr. Richardson (who is our President) meets the independence criteria established by the New York Stock Exchange for independent board members. The Board has also affirmatively determined that no material relationships exist between the Company and any of the independent directors that would interfere with their judgment in carrying out their responsibilities as a director.

In making its independence determination with respect to Mr. Sudarsky, the Board considered the fact that Mr. Sudarsky was a founder of the Company and acted as its Chief Executive Officer from its inception in 1994 to March 1997, prior to the Company’s initial public offering in May 1997. The Board also considered the fact that Mr. Sudarsky receives a fixed retirement annuity from the Company. With respect to Mr. Sudarsky’s role as founder and former Chief Executive Officer of the Company, the Board took into account the fact that approximately ten years have elapsed since Mr. Sudarsky was actively involved in the management of the Company. With respect to Mr. Sudarsky’s retirement annuity, the Board noted that the amount of the annuity was fixed and irrevocable, could not be affected by management actions or determinations and was not contingent on his continued service as a director.

In making its independence determination with respect to Mr. Simonetti, the Board considered the relationships between the Company and VLST, the company of which Mr. Simonetti is the President, Chief Executive Officer and a director. In particular, the Board considered that:

•       In May 2004, an affiliate of the Company made an equity investment in VLST in the amount of $318,750.

•       In August 2004, an affiliate of the Company extended a secured loan to VLST in the amount of $239,000, which was repaid in full by VLST in June 2006.

•       VLST occupied less than 5,000 rentable square feet at one of the Company’s properties from April 2004 to June 2006.

The Board noted that all of these relationships between the Company and VLST were established prior to Mr. Simonetti’s affiliation with VLST, of which he became the President and Chief Executive Officer in November 2005. The only remaining relationship is the Company’s equity investment in VLST of approximately $319,000, which is less than 1% of VLST’s total capitalization.

In making its independence determination with respect to Mr. Atkins, the Board considered the fact that the Company, prior to Mr. Atkins’ appointment to the Board, had made payments for architectural and design services to O’Brien/Atkins Associates, PA, a firm of which Mr. Atkins is a founder, Chairman and Chief Executive Officer, in each of the last three fiscal years, in amounts not exceeding $165,000 in any one year or $310,000 in the aggregate. Amounts paid by the Company to O’Brien/Atkins Associates, PA did not exceed $85,000 per year during 2006 or 2005. The Board also considered the fact that the Company, prior to Mr. Atkins’ appointment to the Board, had made payments for consulting services to Mr. Atkins’ daughter in the last three fiscal years, in amounts not exceeding $67,000 in any one year or $150,000 in the aggregate. The Board further considered the fact that the Company has determined not to retain O’Brien/Atkins Associates, PA or Mr. Atkins’ daughter for any future services.

Chairman and Lead Director Positions

Mr.  Sudarsky, a founder of the Company and the Chairman of the Board of Directors since the Company’s inception in 1994, is retiring from the Board as of the date of the annual meeting. In order to assure a smooth transition of the Chairmanship, the Board of Directors has prospectively appointed Mr. Marcus, the Company’s Chief Executive Officer, to serve as the Chairman of the Board of Directors from and after the annual meeting. Because Mr. Marcus is a management director, the Board of Directors has also prospectively appointed Mr. Jennings to serve as Lead Director of the non-management directors from and after the date of the annual meeting. As Lead Director, Mr. Jennings will preside over meetings of the non-management directors. The Lead Director will also consult with the Chairman of the Board of Directors regarding the schedule and agenda for Board meetings and otherwise will act as a liaison between the non-management directors as a group and management. The appointments of Mr. Marcus as Chairman of the Board of Directors and Mr. Jennings as Lead Director are subject, in each case, to their election as directors at the annual meeting. In addition, the Board of Directors has designated Mr. Sudarsky as Chairman Emeritus, from and after the date of the annual meeting, in recognition of Mr. Sudarsky’s extraordinary contributions and service to the Company.

Information on Board of Directors and its Committees

The Board of Directors held four regular meetings, ten special meetings and took action on two occasions by unanimous written consent during 2006. No director attended less than 75% of the aggregate number of meetings held by the Board of Directors during 2006 and by all committees of which such director is a member.

Mr.  Sudarsky, Chairman of the Board of Directors and an independent director, is the presiding director for all regularly scheduled executive sessions of the non-management directors. In the event that Mr. Sudarsky is not available, Mr. Jennings, an independent director, acts as the presiding director for such sessions. From and after the annual meeting, Mr. Jennings, as Lead Director, will preside over meetings of the non-management directors. If Mr. Jennings is not available for any reason, the remaining non-management directors will designate another non-management director to preside over such meeting.

The Company encourages each member of the Board of Directors to attend each annual meeting of the Company’s stockholders. All directors attended the annual meeting of stockholders held on May 18, 2006 other than Mr. Sudarsky, who was absent due to illness, and Mr. Atkins, who was recently appointed to the Board.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating & Governance Committee.

Audit Committee

The Audit Committee consists of Directors Klein (Chairperson), Jennings and Simonetti. It held nine meetings in 2006. The Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee is published on our website at www.labspace.com. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accountants who audit the Company’s financial statements and the Company’s internal audit function. In addition, the role of the Audit Committee is to discuss the scope and results of the audit with the independent registered public accountants, review the Company’s interim and year-end operating results with management and the independent registered public accountants, consider the adequacy of the Company’s internal accounting controls and audit procedures and pre-approve all engagements with the Company’s independent registered public accountants, including both audit and non-audit services. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company’s Business Integrity Policy (described further under “Corporate Governance Guidelines and Code of Ethics”).

The Board of Directors has determined that each of Messrs. Klein, Jennings and Simonetti is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission.

Audit Committee Report

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by our Board of Directors to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

The Audit Committee has reviewed the Company’s audited financial statements and has discussed them with management and the independent registered public accountants. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and has received from the independent registered public accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has further considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee meets with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE Richard H. Klein, Chairperson Richard B. Jennings Martin A. Simonetti

Nominating & Governance Committee

The Nominating & Governance Committee consists of Directors Sudarsky (Chairperson), Jennings and Walton, each of whom has been determined by our Board of Directors to meet the independence criteria of the New York Stock Exchange. The Committee met four times in 2006 and took action on one occasion during 2006 by unanimous written consent. The charter for the Nominating & Governance Committee is published on our website at www.labspace.com. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company’s corporate governance guidelines that have been adopted by the Board of Directors. The Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and appointments of directors as members of the committees of the Board of Directors.

The Nominating & Governance Committee considers candidates for director suggested by stockholders for elections to be held at an annual meeting of stockholders. Stockholders can suggest qualified candidates for director by complying with the advance notification and other requirements of the Company’s Bylaws regarding director nominations. Director nomination materials submitted in accordance with the Bylaw procedures will be forwarded to the Chairperson of the Nominating & Governance Committee for review and consideration. Director nominees suggested by stockholders will be evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Committee. The Committee also considers candidates for director suggested by its members, other directors and management and may from time to time retain a third-party executive search firm to identify director candidates for the Committee.

Generally, once the Nominating & Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board of Directors and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Committee. The Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors, including the nominee’s management, leadership and business experience, skill and diversity, such as financial literacy and knowledge of directorial duties, and integrity and professionalism.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise) and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors and the Board of Directors determines the nominees after considering the recommendation of the Committee.

Compensation Committee

The Compensation Committee consists of Directors Jennings (Chairperson), Walton and Wolf, each of whom has been determined by our Board of Directors to meet the independence criteria of the New York Stock Exchange. The Compensation Committee met five times in 2006. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company and administer the Company’s stock option and other incentive plans. The Compensation Committee Charter is published on our website at www.labspace.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2006 (Messrs. Jennings, Walton and Wolf) has had any relationship or transaction required to be disclosed pursuant to Item 407(e) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Certain Relationships and Related Transactions

Mr.  Simonetti, a director of the Company, is the President, Chief Executive Officer and a director of VLST, a company that was founded in March 2004 and of which Mr. Simonetti became Chief Executive Officer in November 2005. From April 2004 to June 2006, VLST occupied less than 5,000 rentable square feet at one of our properties. Between January 1, 2006 and the termination of VLST’s lease in June 2006, the Company received an aggregate of approximately $126,000 in lease payments from VLST. The Company currently has an equity investment in VLST totaling less than 1% of VLST’s total capitalization. See “Board of Directors and Executive Officers—Director Independence”.

Policies and Procedures With Respect to Related Person Transactions

The Board has adopted a written policy setting forth the procedures for the review and approval or ratification of transactions involving the Company and “related persons” within the meaning of the rules and regulations of the Securities and Exchange Commission.

Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving or ratifying all related person transactions that are required to be reported under the rules and regulations of the Securities and Exchange Commission. In the event that the Chief Executive Officer or Chief Financial Officer of the Company determines that it would be impractical or undesirable to wait until the next meeting of the Nominating & Governance Committee to review a related person transaction, the Chairman of the Nominating & Governance Committee may act on behalf of the Committee to review and approve and/or disapprove the related person transaction.

In general, related person transactions are subject to pre-approval. In the event that the Company becomes aware of a related person transaction that was not approved in advance under this policy, such transaction shall be reviewed in accordance with this policy as promptly as reasonably practicable.

In making its determination whether to approve or ratify a related person transaction, the Nominating & Governance Committee will consider all factors it deems relevant or appropriate, including but not limited to:

•       whether the terms of the related person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;

•       whether there are legitimate business reasons for the Company to enter into the related person transaction;

•       whether the related person transaction would impair the independence of an outside director;

•       whether the related person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director’s or executive officer’s interest in the transaction, the ongoing nature of any proposed relationship and any other factors deemed relevant; and

•       whether the related person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction and of related persons to each other and the aggregate value of the transaction.

The policy also contains a list of certain categories of related person transactions that are pre-approved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE Richard B. Jennings, Chairperson Alan G. Walton Richmond A. Wolf

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our Named Executive Officers identified below for 2006 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Background

Our Compensation Committee (for purposes of this section, the “Committee”) currently consists of three independent, non-officer and non-employee directors (Messrs. Jennings (Chairperson), Walton and Wolf). The Committee administers the Company’s executive compensation programs and is responsible for reviewing and approving the Company’s compensation policies and the compensation paid to its executive officers. The Committee’s charter reflects these responsibilities, and the Committee and the Board of Directors periodically review and revise the charter. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. In 2006, the Committee held five meetings. In addition to internal resources within the Company, the Committee has the authority to obtain assistance in carrying out its responsibilities by engaging the services of outside advisors. This CD&A describes the compensation policies and rationales the Committee applies to Messrs. Marcus, Richardson and Shigenaga, the Company’s Named Executive Officers, with respect to compensation paid to such officers for 2006.

Compensation Philosophy

Our general compensation philosophy is that a Named Executive Officer’s total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company’s stockholders. Specifically, our Committee believes that the primary objectives of our compensation policies are:

•       creating long-term incentives for management to increase stockholder value;

•       motivating our executives to achieve the Company’s short-term and long-term goals;

•       providing clear company and individual objectives that promote innovation to achieve our objectives;

•       rewarding results;

•       creating a team-oriented workplace that values diversity and open communications in order to attract and retain best-in-class employees; and

•       retaining executive officers whose abilities are critical to our long-term success and competitiveness.

Compensation Components

Compensation of Named Executive Officers contains three principal components: base salary; incentive bonus payments; and long-term incentive compensation consisting of restricted stock grants. In 2006, we reviewed Named Executive Officer compensation using summary “tally sheets” that showed for each of the executive officers the following:  (a) summary of total compensation; (b) each element of current compensation, including benefits and perquisites; (c) potential value of all equity awards; and (d) value of payments and benefits that would be payable upon certain termination events or following a change in control (including tax gross-ups on excess parachute payments).

Base Salary.   The salaries of Messrs. Marcus and Richardson are established by their respective employment agreements with the Company and are modified as determined by the Committee. The salary of Mr. Shigenaga is determined annually by the Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies. The peer group for each Named Executive Officer is composed of executives whose responsibilities are similar in scope and content. In general, the Company seeks to set executive compensation levels that are competitive and take into account the unique niche of the Company as well as reflect its performance.

Incentive Bonus.   Annual incentive bonuses for Named Executive Officers, if any, are intended to reflect the Committee’s belief that a portion of the annual compensation of each Named Executive Officer should be contingent upon the performance of the Company, as well as the individual contribution of each such Named Executive Officer. Target incentive bonuses will not be less than one-half of the Named Executive Officer’s annual salary.

Equity Incentives.   The Company, from time to time and as appropriate, grants restricted stock as long-term incentives to motivate, reward and retain its Named Executive Officers and other employees. The Committee, which has responsibility for making grants of restricted stock under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “1997 Incentive Plan”), believes that the Company’s long-term performance is achieved through an ownership culture that encourages long-term performance by our Named Executive Officers through grants of stock-based awards. The 1997 Incentive Plan was established to provide our employees, including our Named Executive Officers, with incentives to help align those employees’ incentives with the interests of our stockholders. Restricted stock grants to Named Executive Officers generally vest over periods of continuous service ranging from two to four years.

Pension Plan.   In 2002, the Board approved our Cash Balance Pension Plan (the “Pension Plan”). Under the Pension Plan, a hypothetical account is established for each participant for recordkeeping purposes. Each year, a participant’s cash balance account is credited with a hypothetical employer contribution and with hypothetical earnings. Hypothetical employer contributions to the Pension Plan for the Named Executive Officers are as follows:  Mr. Marcus, the actuarial present value of one-tenth of the Internal Revenue Code Section 415 maximum benefit limit, or $180,665; Mr. Shigenaga, $100; and Mr. Richardson, $47,000. Hypothetical earnings are credited at a rate, compounded annually, equal to the rate for 30-year U.S. Treasury securities for the December preceding the applicable calendar year. The rate was 4.65% for 2006. Benefits under the Pension Plan are vested at all times and are payable in the form of a lump sum or a single or joint and survivor annuity upon retirement, death, disability, other termination of employment or attainment of age 62.

The estimated annual total pension payable under the Pension Plan in the form of a single life annuity to the Named Executive Officers if they continue to receive hypothetical employer contributions and hypothetical earnings at current rates and retire at age 62 is as follows:  Mr. Marcus, $124,266; Mr. Shigenaga, an amount less than $1,000; and Mr. Richardson, $115,166. Participants also are entitled to receive their benefits in the form of a lump sum.

Deferred Compensation Plans.   The Company has in place its 2000 Deferred Compensation Plan (the DC Plan”) and its 2000 Venture Investment Deferred Compensation Plan (the “VI Plan”), both of which are unfunded plans designed to permit compensation deferrals for a select group of the Company’s management and highly compensated executives.

Eligibility to participate in the DC Plan is limited to employees of the Company who fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”). Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly-traded securities designated by the participants. During 2006, the Company did not pay any amounts under the DC Plan, other than to terminated participants.

Eligibility to participate in the VI Plan is limited to employees of the Company who qualify as accredited investors under the Securities Act of 1933, as amended, and who fall within a select group of management or highly compensated employees for purposes of ERISA. Participants’ deferrals of compensation under the VI Plan are credited or charged, as the case may be, based on the performance of certain investments designated by the Company. To the extent that participants’ compensation deferrals are not deemed to be designated in such investments because they exceed the limits set forth in the VI Plan, such compensation is considered deferred under the DC Plan.

Role of Named Executive Officers in Determining Executive Compensation

Mr.  Marcus reviews the performance of each Named Executive Officer, other than his own, with the Committee and makes recommendations to the Committee for its review and final determination. Other Named Executive Officers and our finance and human resources teams may provide market and company information to the Committee that is used in determining Named Executive Officer compensation.

Setting Compensation for Named Executive Officers

The Committee benchmarks salary and target incentive levels and practices as well as performance results in relation to other comparable companies. If the Company and the Named Executive Officer exceed various performance goals, each such Named Executive Officer has the opportunity, through incentive bonus and equity incentives, to receive total compensation reflective of the Company’s and their performance. In certain cases the Company offers employment contracts to key executive officers. In such cases, it is in the best interest of the Company and its stockholders to attract, motivate and retain such key executives and to ensure continuity and stability of management.

Compensation of Chief Executive Officer and Named Executive Officers.   For 2006, the Committee increased Mr. Marcus’ salary by 3%. The increase reflected the Committee’s assessment of Mr. Marcus’ performance in light of the Company’s performance in the prior fiscal year and against his goals for the year. Salary increases for other Named Executive Officers effected during 2006 ranged from 4% to 7%, and were based on similar considerations, including individual performance, position, tenure, experience, expertise, leadership and competitive data in compensation surveys.

Messrs. Marcus, Shigenaga and Richardson are eligible to receive cash incentive bonuses and restricted stock awards under the Company’s long-term compensation cash and stock-based incentive program adopted by the Committee. Performance-based cash bonuses and restricted stock awards under this program are made pursuant to the 1997 Incentive Plan and are based on performance that occurs over a period of one fiscal year or less. For 2006, Mr. Marcus received a cash incentive bonus of $347,500, which represents 50% of his annual salary for that year. For 2006, cash incentive bonuses were paid to other Named Executive Officers equal to 50% of the annual salaries of each such Named Executive Officers for that year. In addition, for 2006, Messrs. Marcus, Shigenaga and Richardson were granted restricted stock awards for services rendered in 2006 in the amounts of 40,000, 12,000 and 20,000, respectively, of the Company’s Common Stock with a grant date of February 1, 2007. The restricted stock agreements for these shares provide for a restricted period ranging through January 1, 2010. During these restricted periods the shares may not be sold or transferred and will be subject to forfeiture in the event the officer’s employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer’s death or disability. The values of the awards of 40,000 shares, 12,000 shares and 20,000 shares of restricted stock based on the market price as of the grant date of February 1, 2007 were $4,382,800, $1,314,840 and $2,191,400 for Messrs. Marcus, Shigenaga and Richardson, respectively. See the Summary Compensation Table and Grants of Plan-Based Awards Table below for more information.

Share Retention and Ownership Guidelines

We encourage our executive officers to hold a minimum equity interest in the company. We generally also require our executive officers to increase their equity holdings in the Company each year.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, limited exceptions to Section 162(m) apply with respect to performance-based compensation. The Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

Executive Compensation Tables and Discussion

The following table summarizes the 2006 compensation of the Company’s Chief Executive Officer, Chief Financial Officer and President, which constitute all of the Named Executive Officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($) (4)	Total ($)
Joel S. Marcus, Chief Executive Officer	2006	695,000	1,347,500	4,472,678	—	—	210,050	240,858	6,966,086
Dean A. Shigenaga, Chief Financial Officer	2006	225,000	112,500	187,713	—	—	120	48,983	574,316
James H. Richardson, President	2006	495,000	247,500	3,017,713	—	—	56,412	102,598	3,919,223

(1)          The dollar value of restricted stock awards set forth in this column is equal to the compensation cost recognized during 2006 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Shared Based Payments (“SFAS 123R”), except no assumptions for forfeitures were included. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of Stock Option Plans and Stock Awards in Notes 2 and 12 of the Consolidated Financial Statements in the Company’s 2006 Annual Report on Form 10-K.

(2)          The Company has not issued stock option awards since 2002. See “Board of Directors and Executive Officers—Compensation Discussion and Analysis—Compensation Components—Equity Incentives” above and Notes 2 and 12 of the Consolidated Financial Statements in the Company’s 2006 Annual Report on Form 10-K for more information on the Company’s 1997 Incentive Plan.

(3)          Amount represents the aggregate change in the actuarial present value of the Named Executive Officer’s accumulated benefits under the Company’s Pension Plan.

(4)          The amounts set forth in this column for 2006 include the Company’s contribution to: (a) Named Executive Officers’ employee accounts under the Company’s 401(k) plan and Pension Plan; (b) the Company’s Profit Sharing Plan and Executive Profit Sharing Plan; (c) life insurance premiums; (d) medical premiums; and (e) disability premiums. The Company’s 2006 contribution to 401(k) and Pension Plan accounts for each Named Executive Officer was as follows: Mr. Marcus, $180,665; Mr. Shigenaga, $100; and Mr. Richardson, $47,000. The Company’s 2006 contribution to the Profit Sharing Plan for each Named Executive Officer was $19,800. The Company paid medical premiums for each Named Executive Officer totaling $13,355 per officer during 2006.

The following table discloses the number of restricted stock awards granted in 2006 and the grant date fair value of these awards.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise of Base Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(1)

Joel S. Marcus	01/01/06	N/A	N/A	N/A	N/A	N/A	N/A	30,000	(2)	N/A	N/A	2,415,000
Joel S. Marcus	01/01/06	N/A	N/A	N/A	N/A	N/A	N/A	30,000		N/A	N/A	2,415,000
Joel S. Marcus	01/01/06	N/A	N/A	N/A	N/A	N/A	N/A	30,000		N/A	N/A	2,415,000
Joel S. Marcus	10/01/06	N/A	N/A	N/A	N/A	N/A	N/A	30,000		N/A	N/A	2,814,000
Dean A. Shigenaga	07/01/06	N/A	N/A	N/A	N/A	N/A	N/A	4,000		N/A	N/A	354,720
Dean A. Shigenaga	10/01/06	N/A	N/A	N/A	N/A	N/A	N/A	4,000		N/A	N/A	375,200
James H. Richardson	01/01/06	N/A	N/A	N/A	N/A	N/A	N/A	12,500	(2)	N/A	N/A	1,006,250
James H. Richardson	01/01/06	N/A	N/A	N/A	N/A	N/A	N/A	15,000		N/A	N/A	1,207,500
James H. Richardson	01/01/06	N/A	N/A	N/A	N/A	N/A	N/A	15,000		N/A	N/A	1,207,500
James H. Richardson	10/01/06	N/A	N/A	N/A	N/A	N/A	N/A	15,000		N/A	N/A	1,407,000

(1)          The dollar values of restricted stock awards disclosed in this column are equal to the grant date fair value computed in accordance with SFAS 123R, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 12 of the Consolidated Financial Statements in the Company’s 2006 Annual Report on Form 10-K.

(2)          Represents restricted stock award granted upon the execution of the Named Executive Officer’s employment agreement.

The stock awards indicated in the table above were granted under the 1997 Incentive Plan. For further information regarding this plan, see “—Compensation Discussion and Analysis—Compensation Components—Equity Incentives” above. During the applicable restricted periods, the shares of restricted stock may not be sold or transferred and will be subjected to forfeiture in the event the respective officer’s employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by such officer for any reason other than a termination due to the officer’s death or disability. Restricted stock granted to Named Executive Officers generally vests over periods of continuous service ranging from two to four years.

Employment Agreements

The Company has employment agreements with each of Messrs. Marcus and Richardson.

Mr.  Marcus’ employment agreement provides that he will serve as the Company’s Chief Executive Officer through December 31, 2009, with an annual base salary of not less than $675,000. Mr. Richardson’s employment agreement provides that he will serve as the Company’s President through December 31, 2009, with an annual base salary of not less than $475,000. Each employment agreement provides for automatic one-year extensions until notice is given by the executive or the Company. Each employment agreement provides for an annual cash incentive bonus of no less than 50% of the executive’s annual base salary based upon certain performance criteria. Mr. Marcus and Mr. Richardson were granted restricted stock awards upon execution of their respective employment agreement in the amounts of 30,000 shares and 12,500 shares, respectively, of the Company’s Common Stock. The restricted stock agreements for these shares describe a restricted period through December 31, 2007. Mr. Marcus is also entitled to a tax gross up payment, upon vesting of the restricted stock, equal to 40% of the value of the restricted stock not to exceed $1,000,000 per year.

The agreement with Mr. Marcus also provides that during his term of employment, and the 12-month period following termination of employment, he will not engage in any activity that is competitive with the business of the Company.

For a description of the termination provisions in the employment agreements with each of Messrs. Marcus and Richardson, see “—Potential Payments Upon Termination or Change in Control.”

Equity Awards

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for the Named Executive Officers. The table also shows unvested and unearned stock awards (both time-based awards and performance-contingent) assuming a market value of $100.40 per share (the closing market price of the Company’s Common Stock on December 29, 2006).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable	(#)(1)	Price ($)	Date	Vested (#)	Vested ($)	(#)(2)	Vested ($)
Joel S. Marcus	17,500	N/A	N/A	20.00	05/20/07	N/A	N/A	153,334	15,394,734
Joel S. Marcus	7,200	N/A	N/A	38.46	06/14/11	N/A	N/A	—	—
Joel S. Marcus	47,904	N/A	N/A	47.69	06/21/12	N/A	N/A	—	—
Dean A. Shigenaga	5,400	N/A	N/A	38.4375	12/27/10	N/A	N/A	10,444	1,048,578
James H. Richardson	7,410	N/A	N/A	24.8125	08/01/07	N/A	N/A	84,061	8,439,724
James H. Richardson	10,500	N/A	N/A	38.46	06/14/11	N/A	N/A	—	—
James H. Richardson	30,000	N/A	N/A	47.69	06/21/12	N/A	N/A	—	—

(1)          The Company has not issued stock option awards since 2002. See “Board of Directors and Executive Officers—Compensation Discussion and Analysis—Compensation Components—Equity Incentives” above and Notes 2 and 12 of the Consolidated Financial Statements in the Company’s 2006 Annual Report on Form 10-K for more information on the Company’s 1997 Incentive Plan.

(2)          Equity incentive plan awards for Mr. Marcus totaling 71,250; 26,250; 54,584; and 1,250 will vest in 2007, 2008, 2009 and 2010, respectively. Equity incentive plan awards for Mr. Shigenaga totaling 3,998; 3,998; and 2,448 will vest in 2007, 2008 and 2009, respectively. Equity incentive plan awards for Mr. Richardson totaling 49,690; 6,767; and 27,604 will vest in 2007, 2008 and 2009, respectively.

The following table sets forth certain information regarding stock options exercised and vesting of restricted stock awards during 2006 for our Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joel S. Marcus	52,096	3,549,295	39,166	3,633,191
Dean A. Shigenaga	2,000	114,235	1,555	140,409
James H. Richardson	40,090	2,786,213	27,315	2,531,369

(1)          The “value realized on exercise” represents the value of the shares upon exercise less the exercise price of the option.

(2)          The “value realized on vesting” represents  the number of shares of stock that vested multiplied by the market price of the Company’s Common Stock on the vesting date.

Pension Plan

The following table discloses the years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each of the Named Executive Officers under the Pension Plan. For a more detailed description of the Pension Plan, see “Compensation Discussion and Analysis—Compensation Components—Pension Plan.”

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Joel S. Marcus	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	13	841,992		—
Dean A. Shigenaga	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	6	—	(2)	—
James H. Richardson	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	9	258,809		—

(1)          The amounts for the present value of accumulated benefit were determined using the discount rate for the Statement of Financial Accounting Standards No. 132 disclosures as of December 31, 2006, of 4.65% and retirement at the plan’s normal retirement age of 62. See “—Compensation Discussion and Analysis—Compensation Components—Pension Plan” for further details.

(2)          Amount is less than $1,000.

Deferred Compensation Plans

The following table discloses contributions, earnings and balances under non-qualified deferred compensation plans for each of the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION TABLE (1)

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Joel S. Marcus	1,052,450	—	217,227	—	3,512,560
Dean A. Shigenaga	—	—	—	—	—
James H. Richardson	191,029	—	35,987	—	1,107,853

(1)          Compensation disclosed above as nonqualified deferred compensation is disclosed as compensation in the year earned in the “Summary Compensation Table.” Aggregate earnings in non-qualified deferred compensation plans have been included as compensation in the “Summary Compensation Table.”

The Company has in place its DC Plan and its VI Plan, both of which are unfunded plans designed to permit compensation deferrals for a select group of the Company’s management and highly compensated executives.

Eligibility to participate in the DC Plan is limited to employees of the Company who fall within a select group of management or highly compensated employees for purposes of ERISA. Under the DC Plan, a participant may annually elect to defer up to 70% of the participant’s salary and up to 100% of the participant’s bonus. Participants must make deferral elections during the election period which is prior to the beginning of the plan year in which the related compensation is earned. Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly-traded securities designated by the participants. A participant may choose to receive deferred amounts on a date specified by the participant or upon the termination of such participant’s employment with the Company. In the event of a participant’s termination of employment for any reason, all vested amounts in the participant’s deferral account is distributable in a lump sum as soon as administratively feasible following such termination. During 2006, the Company did not pay any amounts under the DC Plan, other than to terminated participants.

Eligibility to participate in the VI Plan is limited to employees of the Company who qualify as accredited investors under the Securities Act of 1933, as amended, and who fall within a select group of management or highly compensated employees for purposes of ERISA. Under the VI Plan, a participant may annually elect to defer up to 100% of the participant’s cash bonus, provided that the minimum deferral must be $10,000 for the year of deferral. Participants must make deferral elections during the election period which is prior to the beginning of the plan year with respect to which the bonus is earned. Participants’ deferrals of compensation under the VI Plan are credited or charged, as the case may be, based on the performance of certain investments designated by the Company. To the extent that participants’ compensation deferrals are not deemed to be invested in such designated investments because they exceed the limits set forth in the VI Plan, such compensation is considered deferred under the DC Plan.

Potential Payments upon Termination or Change-in-Control

The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the Named Executive Officers of the Company under various termination scenarios or a change in control.

Mr. Marcus

Mr.  Marcus’ employment agreement provides that if his employment is terminated by the Company without Cause or by Mr. Marcus for Good Reason (as such terms are defined in the agreement) or is terminated due to Mr. Marcus’ death or disability, or if the employment agreement is not renewed at the expiration of its term, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to three times Mr. Marcus’ aggregate compensation (unless termination is due to non-renewal of the employment agreement, in which case the severance payment will be equal to two times Mr. Marcus’ aggregate compensation); (vii) continued participation in the Company’s welfare and pension benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus becomes entitled to such benefits through another employer; (viii) payment of full salary in lieu of all accrued vacation; (ix) outplacement services for 180 days following the date of termination (unless termination is due to death or disability); (x) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards and exercisability of all outstanding stock options for their full terms; and (xi) any other bonus payments which would have been payable except for such termination.

If Mr. Marcus is terminated by the Company for Cause or Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

If amounts payable to Mr. Marcus are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company must also pay to Mr. Marcus an amount sufficient to offset the effects of the excise tax.

Mr.  Marcus’ employment agreement also provides that upon a Change in Control (as defined in the employment agreement), all of Mr. Marcus’ equity or equity-based compensation will vest and all of his outstanding stock options will be exercisable for their full terms.

The table below reflects the amount of compensation and benefits payable to Mr. Marcus under his employment agreement in the event of:  (i) termination by the Company without Cause/termination by Mr. Marcus for Good Reason (including Change in Control); (ii) termination upon death or disability; (iii) termination due to non-renewal of his employment agreement; (iv) a Change in Control (without termination of his employment); and (v) termination by the Company for Cause/termination by Mr. Marcus other than for Good Reason. The amounts shown in the table below assume that the termination was effective upon December 31, 2006. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Marcus, which are set forth in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table.” In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2006. Because the payments to be made to Mr. Marcus depend on several factors, the actual amounts to be paid out upon Mr. Marcus’ termination of employment can only be determined at the time of his separation from the Company.

Compensation/ Benefit	Termination by the Company Without Cause/Termination by Mr. Marcus for Good Reason (including Change in Control) ($)	Termination Upon Death or Disability ($)	Termination due to Non-renewal of Employment Agreement ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Marcus other than for Good Reason ($)
Cash Severance Payment	4,140,000	4,140,000	2,760,000	—	—
Earned Bonus	685,000	685,000	685,000	—	685,000
Acceleration of Equity Awards(1)	15,394,734	15,394,734	15,394,734	15,394,734	—
Three years of Continued Participation in Welfare & Pension Benefit Plans	93,576	93,576	93,576	—	—
Accrued Vacation	138,840	138,840	138,840	—	138,840
Outplacement Services	25,000	—	25,000	—	—
Excise Tax and Gross-Up	3,253,179	3,253,179	3,253,179	—	—
Total	23,730,329	23,705,329	22,350,329	15,394,734	823,840

(1)          Represents the value of unvested restricted stock awards based on the closing market price of the Company’s Common Stock of $100.40 per share on December 29, 2006 that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2006, Mr. Marcus held no unvested stock options.

Mr. Richardson

Mr.  Richardson’s employment agreement provides that if his employment is terminated for any reason (including by the Company for Cause or by Mr. Richardson without Good Reason, as such terms are defined in the agreement), he will be entitled to receive the following: (i) any accrued and unused vacation; (ii) any earned and unpaid base salary; and (iii) any earned and unpaid bonus.

If Mr. Richardson’s employment is terminated by the Company without Cause or by Mr. Richardson for Good Reason or is terminated due to Mr. Richardson’s death or disability, then, in addition to the benefits described in the paragraph above, Mr. Richardson will be entitled to receive the following: (i) a severance payment equal to Mr. Richardson’s base salary for the remaining term of his employment agreement (but not less than two years of base salary) and Mr. Richardson’s target bonus for the fiscal year in which the termination is effective (or, if the target has not been determined, the average of the annual bonuses earned in the two years preceding the date of termination) (“Severance Payment”); and (ii) accelerated vesting of any outstanding equity awards. However, if any such termination by the Company without Cause or by Mr. Richardson for Good Reason occurs after a Change in Control (as defined in the employment agreement), then the amount of Mr. Richardson’s Severance Payment will be multiplied by three.

If amounts payable to Mr. Richardson are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company must also pay to Mr. Richardson an amount sufficient to offset the effects of the excise tax.

The table below reflects the amount of compensation and benefits payable to Mr. Richardson under his employment agreement and pursuant to the 1997 Incentive Plan in the event of:  (i) termination by the Company without Cause following a Change in Control/termination by Mr. Richardson for Good Reason following a Change in Control; (ii) termination by the Company Without Cause/termination by Mr. Richardson for Good Reason; (iii) termination by Mr. Richardson for Good Reason not following a Change in Control/termination upon death or disability; (iv) a Change in Control (without termination of his employment); and (v) termination by the Company for Cause/termination by Mr. Richardson other than for Good Reason. The amounts shown in the table below assume that the termination was effective as of December 31, 2006. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Richardson, which are set forth in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” above. In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2006. Because the payments to be made to Mr. Richardson depend on several factors, the actual amounts to be paid out upon Mr. Richardson’s termination of employment can only be determined at the time of his separation from the Company.

Compensation/ Benefit	Termination by the Company Without Cause following a Change in Control/Termination by Mr. Richardson for Good Reason following a Change in Control ($)	Termination by the Company Without Cause/Termination by Mr. Richardson for Good Reason ($)	Termination by Mr. Richardson for Good Reason not following a Change in Control/Termination Upon Death or Disability ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Richardson other than for Good Reason ($)
Cash Severance Payment	1,485,000	1,485,000	1,485,000	—	—
Target Bonus	1,087,500	362,500	362,500	—	362,500
Acceleration of Equity Awards(1)	8,439,724	8,439,724	8,439,724	8,439,724	—
Accrued Vacation	111,589	111,589	111,589	—	111,589
Excise Tax and Gross Up	—	—	—	—	—
Total	11,123,813	10,398,813	10,398,813	8,439,724	474,089

(1)          Represents the value of unvested restricted stock awards based on the closing market price of the Company’s Common Stock of $100.40 per share on December 29, 2006, that would vest on an accelerated basis upon certain events. As of December 31, 2006, Mr. Richardson held no unvested stock options.

Mr. Shigenaga

The Company does not have an employment agreement with Mr. Shigenaga. Upon a change in control without a termination of employment, all of Mr. Shigenaga’s equity based compensation would vest. At December 31, 2006, Mr. Shigenaga’s restricted stock awards that would vest upon a change in control without termination of employment had a value of $1,048,578 (based on the closing market price of the Company’s Common Stock of $100.40 per share on December 29, 2006).

Director Compensation

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Joel S. Marcus(4)	—	—	—	—	—	—	—
James H. Richardson(4)	—	—	—	—	—	—	—
Jerry M. Sudarsky	53,500	61,328	—	—	(21,343)	38,640	132,125
John L. Atkins, III (5)	—	—	—	—	—	—	—
Richard B. Jennings	57,000	61,328	—	—	216,502	38,640	373,470
Richard H. Klein	55,000	61,328	—	—	—	38,640	154,968
Martin A. Simonetti	37,000	73,602	—	—	—	38,640	149,242
Alan G. Walton	37,000	61,416	—	—	96,570	38,640	233,626
Richmond A. Wolf	31,500	65,865	—	—	—	38,640	136,005

(1)          The dollar value of restricted stock awards set forth in this column is equal to the compensation cost recognized during 2006 for financial statement purposes in accordance with SFAS 123R, except no assumptions for forfeitures were included.  For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of Stock Option Plans and Stock Awards in Notes 2 and 12 of the Consolidated Financial Statements in the Company’s 2006 Annual Report on Form 10-K. As of December 31, 2006, Messrs. Sudarsky, Atkins, Jennings, Klein, Simonetti, Walton and Wolf held 91,860; 0; 4,700; 4,600; 2,200; 9,653 and 4,600 shares of restricted stock, respectively. In addition, as of December 31, 2006, Messrs. Sudarsky, Atkins, Jennings, Klein, Simonetti, Walton and Wolf held 0; 0; 7,500; 0; 0; 0; and 0 option awards, respectively.

(2)          The Company has not issued stock options awards since 2002. See “Board of Directors and Executive Officers—Compensation Discussion and Analysis—Compensation Components—Equity Incentive” above and Notes 2 and 12 of the Consolidated Financial Statements in the Company’s 2006 Annual Report on Form 10-K for more information on the Company’s 1997 Incentive Plan.

(3)          Each non-employee director was granted 1,200 shares of restricted stock on January 1, 2006, under the 1997 Incentive Plan. The grant date fair value computed in accordance with SFAS 123R for each award of 1,200 shares of restricted stock awards granted on January 1, 2006 was $96,600. These restricted stock awards vest in full on January 1, 2009. In connection with each of the restricted stock awards, each director received a tax gross up amount equal to $38,640, which is included in the “All Other Compensation” column above.

(4)          Joel S. Marcus, the Company’s Chief Executive Officer, and James H. Richardson, the Company’s President, are employees of the Company and thus receive no compensation for their services as directors. The compensation received by Messrs. Marcus and Richardson as Named Executive Officers of the Company are shown in the “Summary of Compensation Table” under “—Executive Compensation Tables and Discussion” above.

(5)          John L. Atkins, III was elected to the Company’s Board of Directors in March 2007. Mr. Atkins was granted 1,000 and 1,500 shares of restricted stock on March 7, 2007. These shares vest on March 7, 2009, and March 7, 2010, respectively.

The Company currently pays each of its non-employee directors annual compensation of $25,000 for services to the Company. In addition, each non-employee director receives fees of $1,500 for each meeting of the Board of Directors, or committee thereof, attended in person and $750 for each such meeting attended by telephone, and is reimbursed for reasonable expenses incurred to attend such meetings. Directors who chair committees receive the following additional annual fees: Board Chairperson/Lead Director, $10,000; Audit Committee Chairperson, $20,000; Compensation Committee Chairperson, $15,000; and Nominating & Governance Committee Chairperson, $10,000.

Non-employee directors are also eligible to receive awards of restricted stock under the 1997 Incentive Plan as compensation for their services as directors. These restricted stock awards generally will vest over the period of 3 years. In connection with each of the restricted stock grants, each non-employee director will receive a cash amount equal to 40% of the value of the restricted stock on the date of grant. Employees of the Company who are also directors do not receive any fees or stock awards for their services as directors.

The Company’s Deferred Compensation Plan for Directors (the “Directors DC Plan”) established in December 2001 permits non-employee directors to elect to defer receipt of their annual compensation, meeting fees and restricted stock awards. The Company made a distribution in 2006 under the Directors DC Plan to one active participant.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of Common Stock as of the record date for the annual meeting by (1) each of the Company’s directors, (2) each of the Named Executive Officers, (3) all directors and executive officers as a group and (4) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company’s directors, Named Executive Officers and principal stockholders. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Number of Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
Joel S. Marcus(2)	416,626	1.41%
James H. Richardson(3)	253,363	*
Dean A. Shigenaga(4)	26,399	*
Jerry M. Sudarsky(5)	90,860	*
John L. Atkins, III	2,500	*
Richard B. Jennings(6)	12,200	*
Richard H. Klein	6,100	*
Martin A. Simonetti	3,700	*
Alan G. Walton	11,153	*
Richmond A. Wolf	6,100	*
Named Executive Officers and directors as a group (ten persons)(7)	829,001	2.81%
FMR Corp.(8)	2,641,000	8.96%
Cohen & Steers, Inc.(9)	2,024,236	6.87%
The Vanguard Group, Inc.(10)	1,683,829	5.71%
Stichting Pensioenfonds ABP(11)	1,641,871	5.57%
Barclays Global Investors, N.A.(12)	1,615,653	5.48%
Davis Selected Advisers, L.P.(13)	1,561,519	5.30%

*                    less than 1%.

       (1)     Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 385 E. Colorado Boulevard, Suite 299, Pasadena, CA 91101.

       (2)     Includes 46,324 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee, and 47,904 shares subject to currently exercisable stock options.

       (3)     Includes 40,500 shares subject to currently exercisable stock options.

       (4)     Includes 2,400 shares subject to currently exercisable stock options.

       (5)     Includes 86,960 shares held by the Jerry M. and Mildred Sudarsky 1979 Revocable Trust, of which Mr. Sudarsky is the trustee.

       (6)     Includes 7,500 shares subject to currently exercisable stock options.

       (7)     See notes (2) through (6) above.

       (8)     Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. Address: 82 Devonshire St., Boston, Massachusetts 02109. According to such Schedule 13G, FMR Corp. has sole voting power and sole dispositive power with respect to 363,200 and 2,641,000 shares, respectively.

       (9)     Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007. Address: 280 Park Ave., 10th Fl., New York, NY 10017. According to such Schedule 13G, Cohen & Steers, Inc. has sole voting power, sole dispositive power and shared voting and dispositive power with respect to 1,736,435, 2,000,689 and 23,547 shares, respectively.

(10)     Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. Address: 100 Vanguard Blvd., Malvern, PA 19355. According to such Schedule 13G, Vanguard Group, Inc. has sole voting power and sole dispositive power with respect to 44,551 and 1,683,829 shares, respectively.

(11)     Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007. Address: Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. According to such Schedule 13G, Stichting Pensioenfonds ABP has sole voting power and sole dispositive power with respect to all 1,641,871 shares.

(12)     Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007. Address: 45 Fremont St., San Francisco, CA 94105. According to such Schedule 13G, Barclays Global Investors, N.A. has sole voting power and sole dispositive power with respect to 1,521,607 and 1,615,653 shares, respectively.

(13)     Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on January 11, 2007. Address: 2949 East Elvira Road, Suite 101, Tuscon, Arizona 85706. According to such Schedule 13G, Davis Selected Advisers, L.P. has sole voting power and sole dispositive power with respect to all 1,561,519 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and beneficial owners of 10% or more of the Company’s Common Stock to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on the Company’s review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all Securities and Exchange Commission filing requirements applicable to the Company’s directors and officers and beneficial owners of 10% or more of the Company’s Common Stock for 2006 were timely met, except that on July 24, 2006, the Company reported on Form 4 on behalf of Richard B. Jennings and Alan G. Walton, who are directors of the Company, the July 14, 2006 award of shares of restricted stock.

PROPOSAL NUMBER TWO—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP, which has served as the Company’s independent registered public accountants since 1994, to be the Company’s independent registered public accountants for the year ending December 31, 2007. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with that firm’s independence from the Company.

Stockholders will be asked at the annual meeting to consider and vote upon the ratification of the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the year 2007 if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants

The SEC requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. All audit-related services and tax services were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2006 and 2005:

	2006	2005
Fees Billed:
Audit Fees	$589,000	$645,000
Audit-Related Fees	—	—
Tax Fees	383,000	361,000
All Other Fees	1,500	1,000
Total	$973,500	$1,007,000

Audit Fees include amounts billed to the Company related to the audit of our consolidated financial statements, review of our quarterly financial statements and other services provided in connection with statutory and regulatory filings.

Included in Tax Fees in 2006 is $327,000 related to tax return preparation and compliance (including cost segregation studies) and $56,000 of other tax related services. Included in Tax Fees in 2005 is $311,000 related to tax return preparation and compliance (including cost segregation studies) and $50,000 of other tax related services.

All Other Fees include amounts billed to the Company related to the fees for Ernst & Young LLP’s on-line technical research database tools.

Audit Committee Pre-Approval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote

A majority of the votes cast at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2007.

The Board of Directors recommends a vote FOR Proposal Number Two.

ANNUAL REPORT AND FINANCIAL STATEMENTS AND
COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

Copies of the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2006, including the Company’s Consolidated Financial Statements, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. The current charters of the Board’s Audit, Compensation and Nominating & Governance Committees, along with the Company’s corporate governance guidelines and Business Integrity Policy, are available to interested stockholders upon request and are posted on our website at www.labspace.com. Written requests should be sent to Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, Attention: Investor Relations.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The Board of Director’s governance guidelines, which include guidelines for determining director independence, director responsibilities, director access to management and independent advisors, and director and executive officer stock ownership guidelines, are posted on our website at www.labspace.com. As described above under “Board of Directors and Executive Officers—Director Independence,” the Board of Directors has determined that the following seven directors satisfy the New York Stock Exchange’s independence requirements: Messrs. Sudarsky, Atkins III, Jennings, Klein, Simonetti, Walton and Wolf.

The Company has adopted a Business Integrity Policy that applies to all directors, officers and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission and New York Stock Exchange rules requiring a code of ethics for a company’s directors, officers and employees. A copy of our Business Integrity Policy is posted on our website at www.labspace.com. The Audit Committee must approve any requests for amendments to or waivers from the policy with respect to directors and executive officers, and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the Securities and Exchange Commission and New York Stock Exchange on Form 8-K.

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2008 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the Company’s 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than December 25, 2007 in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Stockholder proposals and stockholder nominations for election to the Board of Directors must also comply with the current advance notice and other requirements set forth in the Company’s Bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the first anniversary of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of mailing of the notice for this year’s annual meeting (or between November 25, 2007 and 5:00 p.m., Pacific Time on December 25, 2007 based on this year’s notice mailing date of April 23, 2007).

COMMUNICATING WITH THE BOARD

The Board of Directors has designated Richard B. Jennings, an independent director of the Company, as the contact person for communications between the Company’s stockholders and other interested parties, on the one hand, and the Board of Directors or the non-management directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the non-management directors of the Company may do so by writing to Richard B. Jennings, Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101.

OTHER INFORMATION

Proxy authorizations submitted via telephone or the Internet must be received by 2:00 p.m. (Pacific Daylight Time) on May 22, 2007. To give your proxy authorization via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

By Order of the Board of Directors

Peter J. Nelson Secretary

Pasadena, California
April 23, 2007

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 23, 2007

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			FOR	AGAINST	ABSTAIN
		2. Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007.	☐	☐	☐

NOMINEES:

3.     To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority to the proxies.

☐ FOR ALL NOMINEES	☐ Joel S. Marcus
☐ James H. Richardson
☐ WITHHOLD AUTHORITY	☐ John L. Atkins, III
FOR ALL NOMINEES	☐ Richard B. Jennings
☐ Richard H. Klein
☐ FOR ALL EXCEPT	☐ Martin A. Simonetti
(See instructions below)	☐ Alan G. Walton

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒		CHECK HERE IF YOU PLAN TO ATTEND THE MEETING
☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy For Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), hereby appoints Joel S. Marcus and Richard B. Jennings, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 23, 2007, at 11:00 a.m. local time, at the Ojai Valley Inn & Spa Resort, Anacapa Ballroom, 905 Country Club Road, Ojai, California, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 23, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES from

any touch-tone telephone prior to 2:00 p.m.

(Pacific Daylight Time) on May 22, 2007, and

follow the instructions. Have your control number

and proxy card available when you call.

- OR -	ACCOUNT NUMBER
INTERNET - Access www.voteproxy.com prior to 2:00 p.m. (Pacific Daylight Time) on May 22, 2007, and follow the on-screen instructions. Have your control number available when you access the web page.

Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			FOR	AGAINST	ABSTAIN
		2. Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007.	☐	☐	☐

NOMINEES:

3.     To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority to the proxies.

☐ FOR ALL NOMINEES	☐ Joel S. Marcus
☐ James H. Richardson
☐ WITHHOLD AUTHORITY	☐ John L. Atkins, III
FOR ALL NOMINEES	☐ Richard B. Jennings
☐ Richard H. Klein
☐ FOR ALL EXCEPT	☐ Martin A. Simonetti
(See instructions below)	☐ Alan G. Walton

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒		CHECK HERE IF YOU PLAN TO ATTEND THE MEETING
☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.